Exhibit 10.1

EXECUTION VERSION

NAC FOUNDER SUPPORT AGREEMENT

NAC FOUNDER SUPPORT AGREEMENT, dated as of January 5, 2020 (this “Agreement”), by and among NEBULA ACQUISITION CORP., a Delaware corporation (“NAC”), NEBULA PARENT CORP., a Delaware corporation (“ParentCo”), OPEN LENDING, LLC, a Texas limited liability company (the “Company”), and each of the stockholders of NAC whose names appear on the signature pages of this Agreement (each, a “Founder” and, collectively, the “Founders”).

WHEREAS, NAC, the Company, NAC, BRP Hold 11, Inc., ParentCo, NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”) and certain other persons propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), a copy of which has been made available to each Founder, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub Corp will be merged with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of ParentCo, and Merger Sub LLC will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a direct and indirect wholly-owned subsidiary of ParentCo;

WHEREAS, as of the date hereof, each Founder owns of record the number of shares of NAC Class B Common Stock as set forth opposite such Founder’s name on Exhibit A hereto (all such shares of NAC Class B Common Stock and any shares of NAC Class B Common Stock of which ownership of record or the power to vote is hereafter acquired by the Founders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce ParentCo, NAC and the Company to enter into the BCA, the Founders are executing and delivering this Agreement to NAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Founders (severally and not jointly), the Company and NAC hereby agrees as follows:

1. Agreement to Vote. Each Founder, by this Agreement, with respect to its Shares, hereby agrees to vote,: (i) at any meeting of the stockholders of NAC, and in any action by written consent of the stockholders of NAC, all of such Founder’s Shares (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the stockholders of NAC. Each Founder acknowledges receipt and review of a copy of the BCA.; and (ii) at any meeting of the stockholders of NAC or ParentCo, and in any action by written consent of the stockholders of NAC or ParentCo, all of such Founder’s Shares and Founder’s shares of common stock of ParentCo, as applicable, in favor of the approval and adoption of the New Stock Incentive Plan (as defined in the BCA).

2. Transfer of Shares. Each of the Founders agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling the Company Member from performing its obligations hereunder.

3. Waiver of Anti-Dilution Provision. Each Founder hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of NAC, dated January 9, 2018 (as it may be amended from time to time, the “Certificate of Incorporation”), the provisions of Section 4.3(b)(ii) of the Certificate of Incorporation to have the shares of NAC Class B Common Stock convert to shares of NAC Class A Common Stock at a ratio of greater than one-for-one in connection with the issuance of any Equity Interest. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the BCA and this Agreement (and any Equity Interests issued in connection with the transactions contemplated by the BCA and this Agreement) and shall be void and of no force and effect if the BCA shall be terminated for any reason.

4. Amendment of the Founder Shares Lock-up Period. Each of the Founders (including Nebula Holdings, LLC, the “Sponsor”), NAC and the Company hereby agree that the Letter Agreement, dated January 9, 2018, by and among NAC and the Founders (the “Letter Agreement”), is hereby amended as specified on Exhibit B, with such amendment to become effective as of the consummation of the transactions contemplated by the BCA (and not before). The amendment specified in this Section 4 shall be applicable only in connection with the transactions contemplated by the BCA and this Section 4 shall be void and of no force and effect if the BCA shall be terminated for any reason.

5. Earn-Out Consideration. The Sponsor, the Company and NAC hereby agree that following the Closing, in addition to the consideration to be received pursuant to the BCA, ParentCo shall be required to issue to the Sponsor additional ParentCo Common Shares as follows:

(a) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the second anniversary of the Closing the VWAP is greater than or equal to Twelve Dollars ($12.00) over any twenty (20) trading days within any thirty (30) trading day period (the “First Earn-Out Target”) (such 625,000 ParentCo Common Shares, the “First Level Earn-Out Consideration”).

(b) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the second anniversary of the Closing the VWAP is greater than or equal to Fourteen Dollars ($14.00) over any twenty (20) trading days within any thirty (30) trading day period (the “Second Earn-Out Target”, and, together with the First Earn-Out Target, the “Earn-Out Targets”) (such 625,000 ParentCo Common Shares, the “Second Level Earn-Out Consideration” and together with the First Level Earn-Out Consideration, the “Earn-Out Consideration”). For the avoidance of doubt, the maximum amount of Earn-Out Consideration is 1,250,000 ParentCo Common Shares, in the aggregate.

(c) If any of the Earn-Out Targets set forth in Section 5(a) and (b) shall have been achieved, within five (5) Business Days following the achievement of the applicable Earn-Out Target, ParentCo shall issue the applicable Earn-Out Consideration to the Sponsor.

(d) If a Change of Control of ParentCo occurs prior to the second anniversary of the Closing, any portion of the applicable Earn-Out Consideration to that is issuable pursuant to Section 5(a) and (b) that remains unissued as of immediately prior to the consummation of such Change of Control shall immediately vest and the Sponsor shall be entitled to receive such applicable Earn-Out Consideration prior to the consummation of such Change of Control.

(e) The Earn-Out Consideration and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ParentCo Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Consideration is delivered to Sponsor, if any.

6. Contingent Liabilities. The Sponsor hereby agrees that to the extent the NAC Expenses shall exceed an amount equal to (i) $25,000,000 plus (ii) the NAC Cash (collectively, the “NAC Expense Cap”), then, the Sponsor shall, on the Closing Date, in its sole option, either (x) pay any such amount in excess of the NAC Expense Cap to NAC in cash, by wire transfer of immediately available funds to the account designated by NAC, or (y) forfeit to NAC (for no consideration) such number of shares of NAC Class B Common Stock (valued at $10.00 per share of NAC Class B Common Stock) held by the Sponsor that would, in the aggregate, have a value equal to such amount in excess of the NAC Expense Cap; provided, that if Sponsor shall elect to forfeit shares of NAC Class B Common Stock and the number of shares of NAC Class B Common Stock available for forfeiture pursuant to this Section 6 shall be insufficient to satisfy the Sponsor’s obligations under this Section 6, then Sponsor shall, on the Closing Date, satisfy any such additional in cash on the Closing Date.

7. Forfeiture of NAC Warrants. In connection with the consummation of the transactions contemplated by the BCA, each Founder hereby agrees, that immediately prior to the First Effective Time, it, she or he shall forfeit and surrender, and/or cause the forfeiture and surrender, to NAC, for no consideration, of such number of NAC Warrants as is set forth opposite such Founder’s name on Exhibit A hereto. Each Founder hereby agrees to take, and authorizes NAC to take, such actions as shall be necessary to evidence such surrender and forfeiture of such NAC Warrants as of immediately prior to the First Effective Time. The obligations specified in this Section 7 shall be applicable only in connection with the transactions contemplated by the BCA and this Agreement and shall be void and of no force and effect if the BCA shall be terminated for any reason.

8. Representations and Warranties. Each Founder, severally and not jointly, represents and warrants to the Company as follows:

(a) The execution, delivery and performance by such Founder of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Founder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Founder’s Organizational Documents

(b) Such Founder owns of record and has good, valid and marketable title to the Shares set forth opposite the Founder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Founder does not own, directly or indirectly, any other Shares.

(c) Such Founder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Founder.

9. Termination. This Agreement and the obligations of the Founders under this Agreement shall automatically terminate upon the earliest of: (a) the First Effective Time; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of the Company and the Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

10. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)):

If to ParentCo, NAC, Merger Sub Corp or Merger Sub LLC:

Nebula Acquisition Corp.
Four Embarcadero Center, Suite 2350

San Francisco, CA 94111

Telephone: (415) 780-9975
Attention: Rufina Adams
Email: rufina@truewindcapital.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Facsimile No: (212) 801-6400
Telephone No.: (212) 801-9200
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

If to the Company, to:

Open Lending, LLC
901 S. Mopac Expressway
Building 1, Suite 510

Austin, Texas 78746
Attention: John Flynn, Ross Jessup and Sandy Watkins;
Email: jflynn@openlending.com; ross@openlending.com;

sandy@openlending.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel, Jared Spitalnick and Dan Espinoza

E-Mail: JArel@goodwinlaw.com;

JSpitalnick@goodwinlaw.com;

DEspinoza@goodwinlaw.com

If to a Founder, to the address or facsimile number set forth for Founder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Founder shall be liable for the breach by any other Founder of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Founder until such time as the BCA is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEBULA ACQUISITION CORP.

/s/ Adam Clammer
Name:	Adam Clammer
Title:	Co-Chief Executive Officer

OPEN LENDING, LLC

/s/ Ross Jessup
Name:	Ross Jessup
Title:	CFO, COO and Secretary

NEBULA PARENT CORP.

/s/ Adam Clammer
Name:	Adam Clammer
Title:	President

[Signature Page to Founder Support Agreement]

FOUNDERS:

Nebula Holdings, LLC

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member
Address:	4 Embarcadero Center, Ste 2350 San Francisco, CA 94111

Adam H. Clammer

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member
Address:	4 Embarcadero Center, Ste 2350 San Francisco, CA 94111

James H. Greene, Jr.

By:	/s/ James H. Greene, Jr.
Name:	James H. Greene, Jr.
Title:	Managing Member
Address:	4 Embarcadero Center, Ste. 2350 San Francisco, CA 94111

Rufina Adams

By:	/s/ Rufina Adams
Name:	Rufina Adams
Title:	CFO
Address:	Four Embarcadero, Suite 2350, CA 94111

David Kerko

By:	/s/ David M. Kerko
Name:	David M. Kerko
Title:	Director
Address:	700 Patrol Road Woodside, CA 94062

[Signature Page to Founder Support Agreement]

Frank Kern

By:	/s/ Frank Kern
Name:	Frank Kern
Title:	Member
Address:	429 Australian Avenue Palm Beach, FL 33480

James C. Hale

By:	/s/ James C. Hale
Name:	James C. Hale
Title:
Address:

Ronald Lamb

By:	/s/ Ronald Lamb
Name:	Ronald Lamb
Title:	Independent Director
Address:	778 International Isle Dr. Castle Rock, CO 80108

[Signature Page to Founder Support Agreement]

EXHIBIT A

THE FOUNDERS

Founder	Shares of NAC Class B Common Stock	NAC Warrants to be Forfeited
Nebula Holdings, LLC	6,775,000	5,000,000
Adam H. Clammer	0	N/A
James H. Greene, Jr.	0	N/A
Rufina Adams	0	N/A
David Kerko	25,000	N/A
Frank Kern	25,000	N/A
James C. Hale	25,000	N/A
Ronald Lamb	25,000	N/A

EXHIBIT B

AMENDMENT TO THE LETTER AGREEMENT

Effective as of the consummation of the transactions contemplated by the BCA, sub-paragraph (a) of paragraph 7 is hereby deleted in its entirety and replaced with the following:

(a) The Sponsor and each Insider agrees that it or he shall not Transfer any Founder Shares (or, for all purposes of this Letter Agreement, shares of Common Stock issuable upon conversion thereof or shares of capital stock for which such Founder Shares may have been exchanged pursuant to the Company’s initial Business Combination) except as follows:

(A) one half of such Founder Shares shall not have any restrictions on Transfer under this Agreement six (6) months following completion of the Company’s initial Business Combination;

(B) twenty five percent (25%) of such Founder Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the daily volume weighted average price (the “VWAP”) of the shares of Common Stock is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period;

(C) the remaining twenty five percent (25%) of such Founders Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period; and

(D) notwithstanding clauses (B) and (C), all Founder Shares shall not have any restrictions on Transfer under this Agreement on the date, if prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, on which the Company (or the successor to the Company pursuant to the Company’s initial Business Combination) undergoes a Change of Control (collectively, the “Founder Shares Lock-up Period”)

Following the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the Sponsor and each Insider shall immediately and, in any event within five (5) business days, forfeit and surrender to the Company (for no consideration), any Founder Shares which shall not have become freely Transferable pursuant to the provisions of clauses (A), (B), (C) or (D) above. For purposes of this paragraph (a), “Change of Control” shall have the meaning specified in that certain Business Combination Agreement, dated as of January [__], 2020, among Nebula Acquisition Corp., Open Lending, LLC, BRP Hold 11, Inc., Nebula Parent Corp., NBLA Merger Sub LLC, NBLA Merger Sub Corp. and certain other persons.